Exhibit 10.3

NOTE: Certain identified information has been excluded from this exhibit and replaced with “[***]” because it is both (i) not material and (ii) the type of information the Company treats as private or confidential.

Supplemental Agreement to Business Development Agreement

Effective Date: July 1, 2026

Primary Agreement Reference: Business Development Agreement dated April 1, 2026 (the “Original Agreement”) between UTIME LIMITED and Keru JIANG

Purpose: Modification of Payment Terms - S-8 Registered Stock Settlement (Unrestricted, Legend-Free, DRS-Eligible Shares)

This Supplemental Agreement (the “Supplemental Agreement”) is entered into as of July 1, 2026 (the “Supplemental Effective Date”), by and between:

1. UTIME LIMITED, UTime Limited, a Cayman Islands exempted company (hereinafter referred to as the “Company”);

2. Keru JIANG (individual, independent business development partner), with valid passport [***] (hereinafter referred to as the “BD Partner”).

The above two parties are collectively referred to as the “Parties”.

RECITALS

WHEREAS, the Parties executed a Business Development Agreement dated April 1, 2026 (the “Original Agreement”), with a 3-year term and a total contracted service value of USD 3,000,000;

WHEREAS, the Parties intend to adjust the payment method of the total service fee under the Original Agreement, replacing the original cash payment arrangement with equity settlement via the Company’s fully registered, unrestricted common stock;

WHEREAS, the Company intends to settle the full service consideration through SEC Form S-8 registration statement, complying with U.S. securities laws and listed company regulatory requirements;

WHEREAS, the Parties expressly confirm that the issued shares shall be free of any restrictive legends, lock-up periods, transfer restrictions or trading limitations, and shall be eligible for direct DRS registration;

NOW, THEREFORE, in consideration of the mutual covenants and mutual consent, the Parties hereby agree to amend and supplement the Original Agreement as follows:

1. AMENDMENT OF TOTAL COMPENSATION & PAYMENT METHOD

1.1 The total service consideration of USD 3,000,000 under Clause 3 of the Original Agreement shall be fully settled by equity payment, replacing all previously agreed cash payment arrangements.

1.2 The Company shall issue Four Hundred Thousand (400,000) fully registered, completely unrestricted, legend-free and lock-up-free common shares of UTIME LIMITED to the BD Partner as the sole and full consideration for all business development services under the Original Agreement for the entire 3-year term. The issued shares shall not be subject to any trading restrictions, transfer prohibitions, holding limitations or forfeiture provisions of any kind.

1.3 The stock issuance shall be completed strictly in accordance with the SEC Form S-8 Registration Statement of the Company, complying with all applicable rules and regulations of the U.S. Securities and Exchange Commission, U.S. stock exchange listing rules and federal securities laws.

2. SETTLEMENT ARRANGEMENT & TIMELINE

2.1 This equity settlement is a one-time lump-sum issuance. No installment payment, cash supplement or additional compensation shall be required from either party.

2.2 The Company shall cause its authorized stock transfer agent to fully cooperate with all share issuance, registration and transfer procedures, complete all necessary S-8 filing, registration effectiveness and share transfer procedures within a reasonable period after the execution of this Supplemental Agreement, and deliver the 400,000 registered common shares to the BD Partner’s designated securities brokerage account.

2.3 The Company shall instruct the transfer agent to register the shares via the Direct Registration System (DRS) and issue an official DRS statement evidencing the BD Partner’s full legal and beneficial ownership of the shares, with no restrictive notations on the share records.

2.4 Upon the successful DRS registration, delivery and issuance of the official DRS statement for the aforementioned shares, the Company’s full payment obligation under the Original Agreement shall be deemed fully discharged and completed.

3. CANCELLATION OF ORIGINAL CASH PAYMENT PROVISIONS

3.1 All original cash payment clauses, installment arrangements and payment annex provisions under Clause 3 of the Original Agreement are hereby fully cancelled and superseded by the equity settlement terms of this Supplemental Agreement.

3.2 The Parties confirm that the 400,000 S-8 registered shares represent the full and exclusive consideration for all services stipulated in the Original Agreement, covering all labor costs, resource docking costs, market research costs, channel development costs and all other service-related expenses of the BD Partner during the entire cooperation term.

4. SHARE RIGHTS & UNRESTRICTED OWNERSHIP

4.1 The 400,000 issued shares are 100% legend-free. No restrictive legend, disclaimer, or limitation notation shall be affixed to the share certificates, book-entry records or DRS registration records.

4.2 The shares are completely free of lock-up periods, holding periods, transfer restrictions, sale restrictions and any other trading limitations. The BD Partner shall have the full, exclusive and unrestricted right to hold, transfer, sell, assign, pledge or otherwise dispose of the shares at any time without prior approval from the Company or any third party.

4.3 The transfer agent is obligated to process all share registration, DRS enrollment and ownership verification procedures unconditionally, and shall not impose any discretionary restrictions on the shares.

5. SECURITIES COMPLIANCE & S-8 REGULATION

5.1 Both Parties acknowledge and confirm that the S-8 stock issuance hereunder is a legitimate service-based equity compensation transaction of a U.S.-listed company, compliant with S-8 registration eligibility, non-speculative and non-violative of U.S. securities laws.

5.2 The Company shall be solely responsible for completing all S-8 registration filings, disclosure procedures, regulatory compliance and internal corporate approval procedures required for the stock issuance.

5.3 The BD Partner shall provide necessary personal information and documentation reasonably required by the Company for S-8 registration and share transfer procedures, and shall comply with all applicable U.S. securities holding and trading rules.

6. RELATIONSHIP WITH ORIGINAL AGREEMENT

6.1 This Supplemental Agreement constitutes an integral part of the Original Agreement and has the same legal effect as the Original Agreement.

6.2 In the event of any conflict between this Supplemental Agreement and the Original Agreement, the terms of this Supplemental Agreement shall prevail.

6.3 All terms and conditions of the Original Agreement that are not amended or cancelled herein shall remain in full force and effect during the entire cooperation term.

7. MISCELLANEOUS

7.1 This Supplemental Agreement shall be governed by the same governing law and dispute resolution mechanism as the Original Agreement.

7.2 This Supplemental Agreement is executed in duplicate, with each party holding one copy, each having equal legal effect.

IN WITNESS WHEREOF, the Parties have executed this Business Development Agreement as of the Effective Date first written above.

UTIME LIMITED (COMPANY)

Authorized Signature:	/s/ Bao Minfei
Address: 7th Floor Building 5A, Shenzhen Software Industry Base
Nanshan, Shenzhen, PRC
Date: ___________________________

BD PARTNER: Keru JIANG

Signature:	/s/ Keru Jiang

[***]

Date: July 1, 2026